ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

04 JUL 12 PM 1:38

ARTICLE I NAME
The name of the corporation shall be:

Global Tech Assets, Inc.

ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:
13575 58th Street
Suite 122
Clearwater, FL 33760

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:
To license technology and intellectual property and other legal purposes

ARTICLE IV SHARES
The number of shares of stock is:
100 million shares of common stock - $.0001 par value

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS
List name(s), address(es) and specific title(s):

Bertram Cutler, President and Director
Saburo Oto, Secretary and Director
13575 58 St. N
Suite 122
Clearwater, FL 33760

ARTICLE VI REGISTERED AGENT
The **name and Florida street address** (P.O. Box NOT acceptable) of the registered agent is:

Bertram Cutler
13575 58 St. N
Suite 122
Clearwater, FL 33760

ARTICLE VII INCORPORATOR
The **name and address** of the Incorporator is:

Bertram Cutler
13575 58 St. N
Suite 122
Clearwater. FL 33760

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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

[signature] 7-8-2004

Signature/Registered Agent Date

[signature] 7/8/2004

Signature/Incorporator Date